UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2010

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On March 23, 2010, Thomas Tippl resigned as the Chief Corporate Officer of Activision Blizzard, Inc. (the “Company”), was elected to serve as the Company’s Chief Operating Officer and the Company entered into an amendment to Mr. Tippl’s employment agreement setting forth the terms under which he will serve as the Company’s Chief Operating Officer (as well as continue to serve as our Chief Financial Officer until his replacement is hired) (the “Tippl Amendment”).  Certain biographical information about Mr. Tippl can be found in the proxy statement filed by the Company in connection with a meeting of its stockholders held on December 17, 2009.

Pursuant to the Tippl Amendment, which was effective as of March 23, 2010, Mr. Tippl’s annual base salary will initially be $850,000 and will be increased annually in an amount at least equal to the average percentage increase approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) for members of the executive leadership team, excluding any increases guaranteed by contract or due to an executive’s significant promotion or modification in duties.  Mr. Tippl will be eligible to receive an annual bonus with a target amount of 120% of his base salary, the actual amount of which will be determined by the Compensation Committee in its sole discretion based on his overall performance and the Company’s performance.

Subject to the approval of the Compensation Committee, Mr. Tippl will receive a grant of an option to purchase 525,000 shares of the Company’s common stock and 350,000 restricted share units representing the right to receive shares of the Company’s common stock.  The options and restricted share units will vest ratably on each of February 15, 2011, 2012, 2013 and 2014.  Subject to the approval of the Compensation Committee, Mr. Tippl will also receive a grant of 225,000 performance shares.  The performance shares will vest ratably on each of February 15, 2011, 2012, 2013 and 2014 if the Company’s non-GAAP earnings per share for the prior year is at least equal to the earnings per share objective in the Company’s annual operating plan for the year.  Even if the Company fails to meet an objective, the performance shares may vest in a subsequent year if the Company “over-delivers” in that subsequent year by an amount at least sufficient to make up for the shortfall.  If approved, these equity awards will be subject to the terms of the Activision Blizzard, Inc. 2008 Incentive Plan and the Company’s standard forms of employee award agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2010	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer and Secretary